Exhibit 99.1

Williams Partners L.P. (NYSE: WPZ)
One Williams Center
Tulsa, OK 74172
800-600-3782
www.williamslp.com

DATE: Oct. 31, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners Reports Third-Quarter 2012 Financial Results

•	3Q 2012 Net Income is $237 Million, $0.38 per Common Unit

•	Lower NGL Margins Drive Lower 3Q Net Income, DCF

•	Midstream Fee-based Business Grows 12% in 3Q, Despite Hurricane-related Downtime

•	Acquisition of Williams’ Gulf Olefins Assets to Drive Greater Certainty in Cash Flows, Mitigate Ethane Exposure

•	Guidance Updated to Reflect Gulf Olefins Acquisition, Lower Expected Gathering Volume Growth Rate; Strong Cash Distribution Guidance Reaffirmed

Summary Financial Information	3Q		YTD
Amounts in millions, except per-unit amounts.	2012	2011	2012	2011
(Unaudited)
Net income	$237	$342	$778	$987

Net income per common L.P. unit	$0.38	$0.91	$1.47	$2.63

Distributable cash flow (DCF) (1)	$316	$368	$1,084	$1,206
Cash distribution coverage ratio (1)	0.80x	1.25x	0.96x	1.41x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited third-quarter 2012 net income of $237 million, or $0.38 per common limited-partner unit, compared with third-quarter 2011 net income of $342 million, or $0.91 per common limited-partner unit.

Year-to-date through Sept. 30, Williams Partners reported net income of $778 million, or $1.47 per common limited-partner unit, compared with $987 million, or $2.63 per common limited-partner unit, for the first nine months of 2011.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 1 of 9

The decline in net income during the third quarter and year-to-date 2012 periods is due to a significant decline in natural gas liquid (NGL) margins, primarily driven by a sharp decline in NGL prices in the second quarter of 2012, which led to lower results in the partnership’s midstream business. Other factors, including higher expenses associated with developing businesses acquired earlier this year, also contributed to the lower results in 2012. An increase in fee-based revenue, including a third-quarter 2012 increase of 12 percent in the partnership’s midstream business, partially offset the negative impacts of lower NGL prices and other factors.

There is a more detailed analysis of the partnership’s businesses later in this news release.

3Q Distributable Cash Flow

For third-quarter 2012, Williams Partners generated $316 million in distributable cash flow, compared with $368 million in third-quarter 2011. For the first nine months of 2012, Williams Partners generated $1.08 billion in distributable cash flow, compared with $1.21 billion for the first nine months of 2011.

The previously noted significant decline in NGL margins was the key driver of the decline in distributable cash flow. Higher fee-based revenue in the midstream business partially offset the lower NGL margins. Although third-quarter 2012 distributable cash flow declined compared with third-quarter 2011, it increased 8 percent sequentially compared with the second-quarter 2012 amount of $293 million.

Williams Partners recently announced that it increased its quarterly cash distribution to unitholders to $0.8075 per unit, an 8 percent increase over the year-ago amount. As planned, the partnership’s previously strong cash distribution coverage enabled it to continue its cash distribution growth during a period of significantly unfavorable commodity prices. Also, the partnership has issued a significant amount of equity this year to finance numerous projects that are in the early stages of development.

Gulf Olefins Acquisition Expected to Shift Commodity Exposure to Ethylene, Drive More Certainty in Cash Flows

In a separate announcement today, Williams Partners and Williams announced an agreement for Williams Partners to acquire Williams’ 83.3-percent interest in the Geismar olefins production facility, as well as Williams’ refinery-grade propylene splitter and pipelines in the Gulf region, for approximately $2.36 billion. Williams Partners plans to fund the acquisition with the issuance to Williams of 42.8 million WPZ limited-partner units, $25 million in cash, and an increase to the general partner’s capital account to maintain Williams’ 2-percent general-partner interest.

The partnership expects the addition of olefins production to its business would bring more certainty to cash flows that today are exposed to the market for ethane, which is projected to experience periods of volatility as feedstock demand lags new supplies from shale-gas production. Low-cost, light-NGL feedstock demand is expected to remain strong, given

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 2 of 9

its economic advantage over higher-cost crude-oil based feedstock. Williams Partners will be responsible for the completion of the ongoing expansion of the Geismar facility. The partnership’s overall undivided ownership interest in Geismar following the ongoing expansion will be approximately 88 percent.

Please see the separate news release for more details on the acquisition.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“In the third quarter, fee-based revenue in our midstream business grew 12 percent, but that growth was offset by unfavorable commodity prices and downtime in the Gulf related to Hurricane Isaac.

“The acquisition of Williams’ Gulf Olefins assets, which was announced today, should provide the partnership with some significant benefits. It will add additional scale to the business, providing greater earnings and cash flow; but more importantly, it will provide a natural hedge by neutralizing our exposure to the over-supplied ethane markets.

“We’ve updated our guidance to reflect the Gulf Olefins acquisition, as well as a near-term lowering of our gathering volume growth rate. However, our long-term focus hasn’t changed – we continue to be bullish on long-term natural gas demand growth, and we have visibility to a diverse set of attractive infrastructure projects.”

Guidance Updated to Reflect Geismar Drop-Down, Lower Expected Growth Rate in Gathered Volumes; Strong Distribution Guidance Unchanged

Williams Partners is updating its 2012-14 earnings, distributable cash flow and capital expenditure guidance to reflect the acquisition of the Geismar and Gulf Olefins assets, as well as lower expected overall rate of growth in gathering volumes.

Williams Partners’ previous guidance on cash distributions to its unitholders is unchanged. The partnership continues to expect to pay unitholders a full-year 2012 distribution of $3.14 per unit at guidance midpoint, an 8 percent increase over 2011. As well, the partnership confirmed it expects the midpoint of guidance for the full-year distribution it pays unitholders in each 2013 and 2014 to increase by 9 percent – to $3.43 and $3.75, respectively.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 3 of 9

The partnership’s current commodity price assumptions and the corresponding guidance for its earnings, distributable cash flow and capital expenditures are displayed in the following table:

Commodity Price Assumptions and Average NGL Margins	2012			2013			2014
As of Oct. 31, 2012	Low	Mid	High	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.41	$0.44	$0.46	$0.45	$0.55	$0.65	$0.45	$0.55	$0.65
Propane ($ per gallon)	$0.97	$1.04	$1.10	$1.05	$1.25	$1.45	$1.05	$1.25	$1.45
Natural Gas—NYMEX ($/MMBtu)	$2.50	$2.50	$2.50	$2.75	$3.25	$3.75	$3.25	$3.75	$4.25
Ethylene Spot ($ per gallon)	$0.53	$0.56	$0.58	$0.40	$0.50	$0.59	$0.53	$0.63	$0.73
Crude Oil—WTI ($ per barrel)	$88	$93	$98	$70	$85	$100	$70	$85	$100
Crude to Gas Ratio	35.2x	37.2x	39.2x	25.5x	26.1x	26.7x	21.5x	22.5x	23.5x
NGL to Crude Oil Relationship (1)	41%	41%	41%	54%	52%	49%	54%	52%	49%
Average NGL Margins ($ per gallon)	$0.64	$0.67	$0.69	$0.64	$0.71	$0.78	$0.54	$0.63	$0.71
Composite Frac Spread ($ per gallon) (2)	$0.65	$0.70	$0.74	$0.68	$0.78	$0.87	$0.63	$0.73	$0.83
Williams Partners Guidance
Amounts are in millions except coverage ratio.	Low	Mid	High	Low	Mid	High	Low	Mid	High
DCF attributable to partnership ops. (3)	$1,460	$1,500	$1,540	$1,925	$2,075	$2,225	$2,525	$2,700	$2,875
Total Cash Distribution (4)	$1,570	$1,586	$1,601	$1,981	$2,032	$2,082	$2,304	$2,407	$2,509
Cash Distribution Coverage Ratio (3)	0.93x	0.95x	0.96x	0.97x	1.02x	1.07x	1.10x	1.12x	1.15x
Adjusted Segment Profit (3):
Gas Pipeline	$680	$700	$720	$725	$750	$775	$775	$800	$825
Midstream	975	1,025	1,075	1,225	1,400	1,575	1,800	2,000	2,200

Total Adjusted Segment Profit	$1,655	$1,725	$1,795	$1,950	$2,150	$2,350	$2,575	$2,800	$3,025
Adjusted Segment Profit + DD&A:
Gas Pipeline	$1,040	$1,070	$1,100	$1,095	$1,130	$1,165	$1,165	$1,200	$1,235
Midstream	1,305	1,365	1,425	1,625	1,810	1,995	2,295	2,505	2,715

Total Adjusted Segment Profit + DD&A	$2,345	$2,435	$2,525	$2,720	$2,940	$3,160	$3,460	$3,705	$3,950
Capital Expenditures:
Maintenance	$425	$460	$495	$335	$370	$405	$380	$415	$450
Growth	7,604	7,707	7,809	2,690	2,855	3,020	1,320	1,485	1,650

Total Capital Expenditures	$8,029	$8,167	$8,304	$3,025	$3,225	$3,425	$1,700	$1,900	$2,100

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.
(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(3)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(4)	The cash distributions in guidance are on an accrual basis and reflect an approximate 8% (low), 9% (midpoint), and 10% (high) increase in quarterly limited partner cash distributions annually through 2014.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 4 of 9

Business Segment Performance

Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.

Consolidated Segment Profit	3Q		YTD
Amounts in millions	2012	2011	2012	2011
Gas Pipeline	$155	$170	$482	$497
Midstream Gas & Liquids	218	301	718	882

Total Segment Profit	$373	$471	$1,200	$1,379
Adjustments	11	6	25	9

Adjusted Segment Profit*	$384	$477	$1,225	$1,388

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.

Key Operational Metrics
	2011				2012
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	3Q Change
								Year-over-year	Sequential
Fee-based Revenues (millions)
Gas Pipeline	$361	$359	$368	$384	$384	$366	$372	1.1%	1.6%
Midstream Gas & Liquids	217	230	249	248	258	274	278	11.6%	1.5%

Total	$578	$589	$617	$632	$642	$640	$650	5.3%	1.6%

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242	$189	$167	-28.6%	-11.6%
NGL equity volumes (gallons in millions)	289	308	274	317	308	295	301	9.9%	2.0%
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79	$0.64	$0.55	-35.3%	-14.1%

Gas Pipeline

Williams Partners owns two major interstate natural gas pipeline systems – Transco and Northwest Pipeline – and owns 50 percent of Gulfstream. These systems have a combined peak day delivery capacity of more than 14 billion cubic feet per day (Bcf/d), and transport approximately 14 percent of the natural gas consumed in the United States.

Gas Pipeline reported segment profit of $155 million for third-quarter 2012, compared with $170 million for third-quarter 2011. The decline in the third quarter segment profit was primarily due to an increase in certain costs, including pipeline maintenance, employee-related, and selling, general and administrative expenses.

For the first nine months of 2012, Gas Pipeline reported segment profit of $482 million, compared with $497 million for the same time period in 2011. The previously noted higher costs, plus higher project feasibility costs were the primary drivers of the decline in segment profit in the year-to-date period. Increased transportation revenue associated with expansion projects and higher equity earnings from an increased interest in Gulfstream partially offset the negative impacts in the year-to-date period.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 5 of 9

Midstream Gas & Liquids

Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services.

The business reported segment profit of $218 million for third-quarter 2012, compared with segment profit of $301 million for third-quarter 2011.

Significantly lower NGL prices, partially offset by lower natural gas prices, was the primary driver of the lower segment profit in the third quarter. Higher operating costs and selling, general and administrative (SG&A) expenses, both partially attributable to developing businesses acquired earlier this year, also contributed to the lower segment profit in the third quarter.

A 12-percent increase in fee-based revenues partially offset the negative impacts described above. The increase in fee-based revenues was primarily due to higher volumes in the Marcellus Shale area including new volumes on the recently acquired Ohio Valley Midstream system and Susquehanna Supply Hub gathering assets, partially offset by unfavorable impacts related to Hurricane Isaac in the eastern Gulf of Mexico.

For the first nine months of 2012, Midstream reported segment profit of $718 million, compared with $882 million for the first nine months of 2011. The previously mentioned lower NGL prices, partially offset by lower natural gas prices, as well as lower marketing margins driven by a significant and rapid decline in NGL prices during the second quarter of 2012, were the primary drivers of the lower segment profit in the first nine months of 2012. The year-to-date period also was impacted by the previously noted higher operating and SG&A expenses.

An increase in fee-based revenues partially offset these factors in the first nine months of the year. The increase in fee revenues is primarily due to higher volumes in the Marcellus Shale, including new volumes on the recently acquired gathering and processing assets in our Ohio Valley Midstream and Susquehanna Supply Hub businesses; higher volumes in the western deepwater Gulf of Mexico, including higher volumes on the Perdido Norte natural gas and oil pipelines; and higher volumes in the Piceance Basin.

Third-Quarter Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ third-quarter 2012 financial results package will be posted shortly at www.williamslp.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from Alan Armstrong, CEO of Williams Partners’ general partner.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 6 of 9

The partnership will host the third-quarter Q&A live webcast on Thursday, Nov. 1 at 11 a.m. EDT. A link to the live webcast, as well as replays of the first-quarter webcast in both streaming and downloadable podcast formats following the event, will be available at www.williamslp.com. A limited number of phone lines will be available at (800) 768-6569. International callers should dial (785) 830-7992.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – distributable cash flow, cash distribution coverage ratio, and adjusted segment profit – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes adjusted segment profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 7 of 9

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 66 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Cash flow from operations or results of operations;
•	The levels of cash distributions to unitholders;
•	Seasonality of certain business components; and
•	Natural gas, natural gas liquids, and crude oil prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risk of our customers and counterparties;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism, including cybersecurity threats and related disruptions; and
•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 8 of 9

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website.

Williams Partners L.P. (NYSE:WPZ) · 3Q 2012 Financial Results · Oct. 31, 2012	Page 9 of 9

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2012

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, Adjusted segment profit, Distributable cash flow, and cash distribution coverage ratio that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., Adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted segment profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define Distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interest and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other adjustments.

For Williams Partners L.P. we also calculate the ratio of Distributable cash flow to the Total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, Net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted segment profit nor Distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2011					2012
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$307	$338	$342	$391	$1,378	$348	$193	$237	$778
Depreciation and amortization	150	154	155	152	611	156	168	179	503
Non-cash amortization of debt issuance costs included in interest expense	5	5	3	4	17	4	3	4	11
Equity earnings from investments	(25)	(36)	(40)	(41)	(142)	(30)	(27)	(30)	(87)
Gain on sale of assets	—	—	—	—	—	—	(6)	—	(6)
Acquisition and transition-related costs	—	—	—	—	—	—	19	4	23
Allocated reorganization-related costs	—	—	—	—	—	—	7	6	13
Impairment of certain gathering assets	—	—	—	—	—	—	—	6	6
Net reimbursements from Williams under omnibus agreements	8	2	6	15	31	6	1	4	11
Maintenance capital expenditures	(34)	(106)	(148)	(126)	(414)	(61)	(111)	(128)	(300)

Distributable cash flow excluding equity investments	411	357	318	395	1,481	423	247	282	952
Plus: Equity investments cash distributions to Williams Partners L.P.	30	40	50	49	169	52	46	34	132

Distributable cash flow	$441	$397	$368	$444	$1,650	$475	$293	$316	$1,084

Total cash distributed:	$276	$286	$294	$311	$1,167	$362	$373	$394	$1,129

Coverage ratios:
Distributable cash flow divided by Total cash distributed	1.60	1.39	1.25	1.43	1.41	1.31	0.79	0.80	0.96

Net income divided by Total cash distributed	1.11	1.18	1.16	1.26	1.18	0.96	0.52	0.60	0.69

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Gas Pipeline	$175	$152	$170	$176	$673	$180	$147	$155	$482
Midstream Gas & Liquids	262	319	301	341	1,223	308	192	218	718

Segment Profit	$437	$471	$471	$517	$1,896	$488	$339	$373	$1,200

Adjustments:
Gas Pipeline
Loss related to Eminence storage facility leak	4	3	6	2	15	1	—	1	2
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—	—	—	—

Total Gas Pipeline adjustments	—	3	6	2	11	1	—	1	2
Midstream Gas & Liquids
Acquisition and transition-related costs	—	—	—	—	—	—	19	4	23
Gain on sale of certain assets	—	—	—	—	—	—	(6)	—	(6)
Impairment of certain assets	—	—	—	—	—	—	—	6	6

Total Midstream Gas & Liquids adjustments	—	—	—	—	—	—	13	10	23

Total adjustments included in segment profit	—	3	6	2	11	1	13	11	25

Adjusted segment profit	$437	$474	$477	$519	$1,907	$489	$352	$384	$1,225

Consolidated Statement of Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Gas Pipeline	$416	$407	$429	$426	$1,678	$422	$399	$412	$1,233
Midstream Gas & Liquids	1,163	1,264	1,244	1,380	5,051	1,263	1,184	1,115	3,562

Total revenues	1,579	1,671	1,673	1,806	6,729	1,685	1,583	1,527	4,795

Segment costs and expenses:
Costs and operating expenses	1,107	1,167	1,172	1,240	4,686	1,137	1,163	1,089	3,389
Selling, general, and administrative expenses	71	70	66	69	276	85	95	86	266
Other (income) expense - net	(11)	(1)	4	21	13	5	13	9	27

Total segment costs and expenses	1,167	1,236	1,242	1,330	4,975	1,227	1,271	1,184	3,682
General corporate expenses	30	27	29	26	112	36	46	41	123

Operating income:
Gas Pipeline	166	138	153	158	615	163	131	136	430
Midstream Gas & Liquids	246	297	278	318	1,139	295	181	207	683
General corporate expenses	(30)	(27)	(29)	(26)	(112)	(36)	(46)	(41)	(123)

Total operating income	382	408	402	450	1,642	422	266	302	990

Equity earnings	25	36	40	41	142	30	27	30	87
Interest accrued	(108)	(107)	(105)	(106)	(426)	(110)	(110)	(109)	(329)
Interest capitalized	2	3	3	3	11	3	5	8	16
Interest income	1	—	—	1	2	1	—	1	2
Other income (expense) - net	5	(2)	2	2	7	2	5	5	12

Net income	$307	$338	$342	$391	$1,378	$348	$193	$237	$778

Allocation of net income for calculation of earnings per common unit:
Net income	$307	$338	$342	$391	$1,378	$348	$193	$237	$778
Allocation of net income to general partner	71	74	79	84	308	94	96	104	294

Allocation of net income to common units	$236	$264	$263	$307	$1,070	$254	$97	$133	$484

Net income, per common unit	$0.81	$0.91	$0.91	$1.05	$3.69	$0.85	$0.29	$0.38	$1.47
Weighted-average number of common units outstanding (thousands)	289,845	290,213	290,477	290,477	290,255	299,269	335,920	350,519	328,649
Cash distributions per common unit	$0.7175	$0.7325	$0.7475	$0.7625	$2.9600	$0.7775	$0.7925	$0.8075	$2.3775

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Gas Pipeline

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Northwest Pipeline GP	$110	$106	$107	$111	$434	$111	$106	$108	$325
Transcontinental Gas Pipe Line	305	301	322	315	1,243	310	293	304	907
Other	1	—	—	—	1	1	—	—	1

Total revenues	416	407	429	426	1,678	422	399	412	1,233

Segment costs and expenses:
Costs and operating expenses	221	229	240	218	$908	208	218	230	$656
Selling, general and administrative expenses	39	36	32	34	141	43	35	38	116
Other (income) expense - net	(10)	4	4	16	14	8	15	8	31

Total segment costs and expenses	250	269	276	268	1,063	259	268	276	803

Equity earnings	9	14	17	18	58	17	16	19	52

Reported segment profit:
Northwest Pipeline GP	56	51	50	58	215	55	50	48	153
Transcontinental Gas Pipe Line	111	89	102	104	406	109	84	89	282
Other	8	12	18	14	52	16	13	18	47

Total reported segment profit	175	152	170	176	673	180	147	155	482

Adjustments:
Transcontinental Gas Pipe Line	—	3	6	2	11	1	—	1	2

Total adjustments	—	3	6	2	11	1	—	1	2

Adjusted segment profit:
Northwest Pipeline GP	56	51	50	58	215	55	50	48	153
Transcontinental Gas Pipe Line	111	92	108	106	417	110	84	90	284
Other	8	12	18	14	52	16	13	18	47

Total adjusted segment profit	$175	$155	$176	$178	$684	$181	$147	$156	$484

Operating statistics (Tbtu)

Northwest Pipeline GP
Throughput	176.8	142.3	132.6	186.1	637.8	191.4	140.1	145.8	477.3
Avg. daily transportation volumes	2.0	1.6	1.4	2.0	1.7	2.1	1.5	1.6	1.7
Avg. daily firm reserved capacity	2.9	2.9	2.9	2.9	2.9	2.9	2.9	2.9	2.9

Transcontinental Gas Pipe Line
Throughput	652.2	535.2	583.9	636.5	2,407.8	735.6	639.4	672.8	2,047.8
Avg. daily transportation volumes	7.2	5.9	6.3	6.9	6.6	8.1	7.0	7.3	7.5
Avg. daily firm reserved capacity	7.7	7.8	8.0	8.7	8.0	8.8	8.7	8.8	8.8

Midstream Gas & Liquids

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$163	$172	$182	$186	$703	$197	$207	$214	$618
Production handling and transportation	25	26	32	29	112	30	32	31	93
Other fee-based revenues	29	32	35	33	129	31	35	33	99
Commodity-based revenues:
NGL sales from gas processing	306	360	331	384	1,381	313	242	232	787
Marketing sales	1,122	1,233	1,201	1,361	4,917	1,186	1,089	1,026	3,301
Other sales	13	15	10	14	52	21	10	7	38

	1,658	1,838	1,791	2,007	7,294	1,778	1,615	1,543	4,936
Intrasegment eliminations	(495)	(574)	(547)	(627)	(2,243)	(515)	(431)	(428)	(1,374)

Total revenues	1,163	1,264	1,244	1,380	5,051	1,263	1,184	1,115	3,562

Segment costs and expenses:
NGL cost of goods sold	99	107	97	97	400	71	53	65	189
Marketing cost of goods sold	1,109	1,221	1,193	1,359	4,882	1,195	1,110	1,013	3,318
Other cost of goods sold	7	9	5	11	32	13	5	4	22
Operating costs	166	176	181	184	707	165	208	205	578
Selling, general, and administrative expenses	32	34	33	36	135	42	60	48	150
Other (income) expense - net	(1)	(6)	4	2	(1)	(3)	(2)	1	(4)
Intrasegment eliminations	(495)	(574)	(547)	(627)	(2,243)	(515)	(431)	(428)	(1,374)

Total segment costs and expenses	917	967	966	1,062	3,912	968	1,003	908	2,879

Equity earnings	16	22	23	23	84	13	11	11	35

Reported segment profit	262	319	301	341	1,223	308	192	218	718
Adjustments	—	—	—	—	—	—	13	10	23

Adjusted segment profit	$262	$319	$301	$341	$1,223	$308	$205	$228	$741

Operating statistics
Gathering and Processing
Gathering volumes (Tbtu)	321	337	345	374	1,377	382	402	413	1,197
Plant inlet natural gas volumes (Tbtu)	387	398	399	408	1,592	402	400	417	1,219
NGL equity sales (million gallons) *	289	308	274	317	1,188	308	295	301	904
NGL margin ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.83	$0.79	$0.64	$0.55	$0.66
NGL production (million gallons) *	683	729	693	788	2,893	804	775	802	2,381

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	20	19	21	19	79	20	16	17	53
NGL production (million gallons)	83	80	76	68	307	71	62	58	191

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	12	13	12	15	52	15	16	22	53

Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	10,483	11,836	12,132	13,696	48,147	13,968	12,843	12,527	39,338

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:

Gas Pipeline:
Northwest Pipeline GP	$14	$22	$36	$43	$115	$21	$26	$44	$91
Transcontinental Gas Pipe Line	84	77	107	118	386	62	130	135	327
Other	—	—	—	—	—	—	2	8	10

Total	98	99	143	161	501	83	158	187	428
Midstream Gas & Liquids	58	54	146	232	490	173	327	360	860

Total*	$156	$153	$289	$393	$991	$256	$485	$547	$1,288

Purchase of businesses:
Gas Pipeline	$—	$—	$—	$—	$—	$—	$—	$—	$—
Midstream Gas & Liquids	—	—	31	—	31	(7)	—	—	(7)
Corporate	—	—	—	—	—	332	1,724	—	2,056

Total	$—	$—	$31	$—	$31	$325	$1,724	$—	$2,049

Purchase of investments:
Gas Pipeline**	$8	$179	$2	$2	$191	$4	$2	$—	$6
Midstream Gas & Liquids	28	60	37	55	180	44	134	98	276

Total	$36	$239	$39	$57	$371	$48	$136	$98	$282

Summary:
Gas Pipeline	$106	$278	$145	$163	$692	$87	$160	$187	$434
Midstream Gas & Liquids	86	114	214	287	701	210	461	458	1,129
Corporate	—	—	—	—	—	332	1,724	—	2,056

Total	$192	$392	$359	$450	$1,393	$629	$2,345	$645	$3,619

Cumulative summary:
Gas Pipeline	$106	$384	$529	$692	$692	$87	$247	$434	$434
Midstream Gas & Liquids	86	200	414	701	701	210	671	1,129	1,129
Corporate	—	—	—	—	—	332	2,056	2,056	2,056

Total	$192	$584	$943	$1,393	$1,393	$629	$2,974	$3,619	$3,619

Capital expenditures incurred and purchase of investments:

Increases to property, plant, and equipment	$142	$174	$332	$408	$1,056	$282	$522	$595	$1,399
Purchase of businesses	—	—	31	—	31	325	1,724	—	2,049
Purchase of investments	36	239	39	57	371	48	136	98	282

Total	$178	$413	$402	$465	$1,458	$655	$2,382	$693	$3,730

*Increases to property, plant, and equipment	$142	$174	$332	$408	$1,056	$282	$522	$595	$1,399
Changes in related accounts payable and accrued liabilities	14	(21)	(43)	(15)	(65)	(26)	(37)	(48)	(111)

Capital expenditures	$156	$153	$289	$393	$991	$256	$485	$547	$1,288

**	The second quarter of 2011 includes the acquisition of a 24.5 percent interest in Gulfstream Natural Gas System, L.L.C. from a subsidiary of Williams.

Depreciation and Amortization

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline GP	$23	$22	$23	$23	$91	$23	$23	$24	$70
Transcontinental Gas Pipe Line	64	67	65	64	260	66	67	66	199

Total	87	89	88	87	351	89	90	90	269
Midstream Gas & Liquids	63	65	67	65	260	67	78	89	234

Total	$150	$154	$155	$152	$611	$156	$168	$179	$503

Williams Partners L.P.

	2012 Guidance			2013 Guidance			2014 Guidance
(Dollars in millions, except coverage ratios)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$1,080	$1,130	$1,180	$1,440	$1,605	$1,770	$1,950	$2,140	$2,330
Depreciation and amortization	690	710	730	770	790	810	885	905	925
Maintenance capital expenditures	(425)	(460)	(495)	(335)	(370)	(405)	(380)	(415)	(450)
Gain on sale of assets	(6)	(6)	(6)	—	—	—	—	—	—
Impairment of certain assets	6	6	6	—	—	—	—	—	—
Acquisition and transition-related costs	23	23	23	—	—	—	—	—	—
Allocated reorganization-related costs	13	13	13	—	—	—	—	—	—
Other / Rounding	79	84	89	50	50	50	70	70	70

Distributable cash flow	$1,460	$1,500	$1,540	$1,925	$2,075	$2,225	$2,525	$2,700	$2,875

Total cash to be distributed *	$1,570	$1,586	$1,601	$1,981	$2,032	$2,082	$2,304	$2,407	$2,509

Coverage ratios:
Distributable cash flow divided by Total cash to be distributed*	0.93	0.95	0.96	0.97	1.02	1.07	1.10	1.12	1.15

Net income divided by Total cash to be distributed *	0.69	0.71	0.74	0.73	0.79	0.85	0.85	0.89	0.93

*	Distributions paid in 2012 reflect quarterly increases of $0.01 in the low case, $0.015 in the midpoint case and $0.02 in the high case. In 2013 and 2014, distributions paid reflect quarterly increases of $0.015 in the low case, $0.02 in the midpoint case, and $0.025 in the high case. Distributions are paid in the quarter following the period in which they are earned. Cash distributions earned in 4Q 2012 reflect the $0.02 (midpoint) increase paid in 1Q 2013.

Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”
Segment Profit:
Midstream	$952	$1,002	$1,052	$1,225	$1,400	$1,575	$1,800	$2,000	$2,200
Gas Pipeline	678	698	718	725	750	775	775	800	825

Total Segment Profit	1,630	1,700	1,770	1,950	2,150	2,350	2,575	2,800	3,025
Adjustments:
Midstream - Acquisition and transition-related costs	23	23	23	—	—	—	—	—	—
Midstream - Gain on sale of certain assets	(6)	(6)	(6)	—	—	—	—	—	—
Midstream - Impairment of certain assets	6	6	6	—	—	—	—	—	—
Gas Pipeline - Loss related to Eminence storage facility leak	2	2	2	—	—	—	—	—	—

Adjusted segment profit	$1,655	$1,725	$1,795	$1,950	$2,150	$2,350	$2,575	$2,800	$3,025

Note:	Amounts reflect acquisition of Geismar in November 2012.

Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Gas Pipeline revenues:
Fee-based revenues	$361	$359	$368	$384	$1,472	$384	$366	$372	$1,122
Tracked revenues	50	48	61	42	201	38	33	40	111
Other revenues	5	—	—	—	5	—	—	—	—

Total Gas Pipeline revenues	$416	$407	$429	$426	$1,678	$422	$399	$412	$1,233

Midstream Gas & Liquids revenues:
Fee-based revenues	$217	$230	$249	$248	$944	$258	$274	$278	$810
Commodity-based revenues	1,441	1,608	1,542	1,759	6,350	1,520	1,341	1,265	4,126
Other/Elims	(495)	(574)	(547)	(627)	(2,243)	(515)	(431)	(428)	(1,374)

Total Midstream Gas & Liquids revenues	$1,163	$1,264	$1,244	$1,380	$5,051	$1,263	$1,184	$1,115	$3,562